EXHIBIT 5.1

טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות'

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

LAW OFFICES | משרד עורכי דין

www.tslaw.co.il

מגדל המוזיאון • רח' ברקוביץ' 4 • תל-אביב 64238 • טל: 03-6075000 • פקס: 03-6075050

Museum Tower • 4 Berkowitz St. • Tel-Aviv 64238 • Tel: 972-3-6075000 • Fax: 972-3-6075050

בית עופר • רח' נחום חפצדי 5 • ירושלים 95484 • טל: 02-6511919 • פקס: 02-6513133

Ofer Bldg • 5 Hafzadi St. • Jerusalem 95484 • Tel: 972-2-6511919 • Fax: 972-2-6513133

Menachem Tulchinsky, Adv.
Doron Stern, Adv.
Amir Levitski, Adv.
David Cohen, Adv.
Isaac Marciano, Adv. (C.P.A.)
Yossi Ratnovsky, Adv. (C.P.A.)
Chagit Pedael, Adv.
Yaacov Michlin, Adv.
Alon Tabak, Adv. *
Baruch Perl, Adv.
Ariel Fuss, Adv.
Glenn Shalom - Winter, Adv.*
Uriel Barak, Adv.*
Asaf Ben - Zeev, Adv.
Ayelet Broditzky, Adv.
Michal Markovitz - Blachar, Adv.
Hadas Poraz, Adv.

Dr. Ariel Milstein, Adv.*
Karen Nitzan, Adv.
Assaf Benmelech, Adv.
Adi Richter, Adv. *
Lana Tavor, Adv.
Galia Suesskind - Spiegel, Adv.
Alon Karniel, Adv.
Ofer Dolinsky, Adv.
Shimrit Lifshitz, Adv.
Avital Mandel, Adv.
Shira Avnat, Adv.
Shaul Keinan, Adv.
Hemi Shmueli, Adv.
Elad Shtief, Adv.
Uri Nesher, Adv.
Assaf Techelet, Adv.
Amit Hirsch, Adv.

מנחם טולצ'ינסקי, עו"ד
דורון שטרן, עו"ד
אמיר לויצקי, עו"ד
דויד כהן, עו"ד
יצחק מרציאנו, עו"ד (רו"ח)
יוסי רטנובסקי, עו"ד (רו"ח)
חגית פדהאל, עו"ד
יעקב מיכלין, עו"ד
אלון טבק, עו"ד *
ברוך פרל, עו"ד
אריאל פוס, עו"ד
גרשון שלום - וינטר, עו"ד *
אוריאל ברק, עו"ד *
אסף בן - זאב, עו"ד
אילת ברודיצקי, עו"ד
מיכל מרקוביץ - בלשר, עו"ד
הדס פורז, עו"ד

ד"ר אריאל מילשטין, עו"ד*
קרן ניצן, עו"ד
אסף בנמלך, עו"ד
עדי ריכטר, עו"ד *
לנה תבור, עו"ד
גליה זוסקינד - שפיגל, עו"ד
אלון קרניאל, עו"ד
עופר דולינסקי, עו"ד
שימרית ליפשיץ, עו"ד
אבישל מנדל, עו"ד
שירה אבנת, עו"ד
שאול קינן, עו"ד
חמי שמואלי, עו"ד
אלעד שטייף, עו"ד
אורי נשר, עו"ד
אסף תכלת, עו"ד
עמית הירש, עו"ד

December 28, 2009

Orbotech Ltd.

Sanhedrin Boulevard, North Industrial Zone,

Yavne 81101, Israel.

Ladies and Gentlemen,

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by Orbotech Ltd. (the “Company”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the following securities of the Company: (i) ordinary shares, nominal value NIS 0.14 per share (the “Ordinary Shares”), (ii) warrants to purchase Ordinary Shares (the “Warrants”), (iii) subscription rights to purchase Ordinary Shares (the “Rights”) and (iv) debt securities, which may include debt securities convertible or exchangeable into Ordinary Shares (the “Debt Securities”), or any combination thereof (collectively, the “Securities”), with an aggregate initial offering price not to exceed $150,000,000.

As Israeli counsel to the Company in connection with the registering of the Securities pursuant to the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In making the examination described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

In connection with all of the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall have duly established, authorized and approved by all necessary corporate action the terms of such security and any related indentures and agreements and duly authorized and approved by all necessary corporate action the issuance and sale of such security and such authorizations and approvals shall not have been modified or rescinded; (ii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or of any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing, we are of the opinion that:

1.	When the Ordinary Shares have been issued, sold, paid for and delivered in accordance with the applicable definitive purchase agreement or other similar agreement approved by the Company, the Ordinary Shares will be legally issued, fully paid and nonassessable.

2.	When the Ordinary Shares underlying the Warrants have been issued, and the Company has received any additional consideration which is payable upon the exercise of the Warrants, the Ordinary Shares issued upon the exercise of the Warrants will be legally issued, fully paid and nonassessable.

3.	When the Ordinary Shares underlying the Rights have been issued, and the Company has received any additional consideration which is payable upon the exercise of the Rights, the Ordinary Shares issued upon the exercise of the Rights will be legally issued, fully paid and nonassessable.

4.	When the specific terms of a particular series of Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the applicable indenture to be filed as an exhibit to the Registration Statement, and such Debt Securities have been issued, sold, paid for and delivered pursuant to the applicable definitive purchase agreement or similar agreement approved by the Company, such Debt Securities will be legally issued and will constitute binding obligations of the Company, subject to the limitations set forth above.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, to any other matters.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters”. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

/s/  Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices